Exhibit 99.1

CONTACT:

Stanley Berger

SM Berger & Company

(216) 464-6400

Q.E.P. CO., INC., REPORTS

RECORD SALES FOR FEBRUARY

BOCA RATON, FLORIDA—March 2, 2006—Q.E.P. CO., INC. (Nasdaq: QEPC), today announced that it ended the 2006 fiscal year with the best month of sales in the Company’s history. For the month of February, sales increased over 20 percent, compared to the same month last year, to approximately $21 million. The Company will report fiscal 2006 fourth-quarter and full-year financial results in the second half of April.

Lewis Gould, Q.E.P.’s Chairman and Chief Executive Officer, stated: “We are very pleased to end the year on such a high note. Fiscal 2007 appears to be off to a good start as our rate of incoming orders and our backlog continues to be strong. I look forward to discussing our financial results in more detail during the fourth-quarter and full-year investor conference call.”

Certain statements in this press release, including forward-looking statements of our expectations regarding sales and incoming orders are made pursuant to the safe-harbor provisions of the Securities Litigation Reform Act of 1995. The forward-looking statements are made only as of the date of this report and are subject to risks and uncertainties which could cause actual results to differ materially from those discussed in the forward-looking statements and from historical results of operations. Among the risks and uncertainties that could cause such a difference are the Company’s assumptions relating to the expected growth in sales of its products, the continued success of the Company’s manufacturing processes, continued increases in the cost of raw materials and finished goods, improvements in productivity and cost reductions, the continued success of initiatives with certain of the Company’s customers, the success of the Company’s price increases initiatives, and the success of the Company’s sales and marketing efforts. A more detailed discussion of risks attendant to the forward-looking statements included in this press release are set forth in the “Forward-Looking Statements” section of the Company’s Annual Report on Form 10-K for the year ended February 28, 2005, filed with the SEC, and in other reports already filed with the SEC.